EXHIBIT 10.3

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked by [***], have been separately filed with the Securities and Exchange Commission.

                   COMMON STOCK AND WARRANT PURCHASE AGREEMENT

      THIS COMMON STOCK AND WARRANT PURCHASE AGREEMENT (this "Agreement") is dated and entered into as of December 10, 2001, by and between DISCOVERY LABORATORIES, INC., a Delaware corporation (the "Company"), and PHARMABIO DEVELOPMENT INC., a North Carolina corporation ("Purchaser").

      WHEREAS, the Company and Purchaser have entered into an Investment and Commission Agreement and a Loan Agreement, both dated as of the date hereof, and the Company and Quintiles Transnational Corp., an Affiliate of the Purchaser, have entered into a Commercialization Agreement also dated as of the date hereof (together with this Agreement, and the Warrants, collectively, the "Transaction Agreements"); and

      WHEREAS, in connection with the foregoing, Purchaser desires to acquire and the Company is willing to issue and sell to Purchaser: shares of common stock, $.001 par value per share, of the Company (the "Common Stock"); and warrants to purchase shares of Common Stock as described herein, subject to the terms and conditions specified herein;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      1.01 Definitions. For purposes of this Agreement, in addition to the terms defined elsewhere herein, the following terms shall have the meanings set forth below:

      "Affiliate" shall mean, as to any person or entity, any corporation or business entity controlled by, controlling, or under common control with such party or entity. For this purpose, "control" shall mean direct or indirect beneficial ownership of at least fifty percent (50%) of the voting stock or income interest in such corporation or other business entity.

      "beneficial ownership" or "beneficially own" shall have the meaning given under Rule 13d-3 promulgated under the Exchange Act.

      "Business Day" shall mean any day other than a Saturday, Sunday or legal holiday on which banks in North Carolina and New York are open for the conduct of their banking business.

      "Closing" shall have the meaning specified in Section 2.02(a) herein.

      "Closing Date" shall have the meaning specified in Section 2.02(a) herein

      "Event of Default" shall have the meaning given such term in the Loan Agreement.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      "FFDCA" shall mean the United States Federal Food, Drug and Cosmetic Act, as amended from time to time, and all regulations promulgated thereunder.

      "Five-Day Average Trading Price" of the Common Stock on any date shall mean the average of the closing sales prices quoted on the Nasdaq SmallCap Market for the five (5) trading days prior to such date.

      "knowledge" shall mean, when used with respect to the Company, the knowledge of the executive officers and directors of the Company.

      "Loan Agreement" shall mean the Loan Agreement dated as of the date hereof between the Company and Purchaser, as amended, modified or supplemented from time to time.

      "Registrable Securities" shall mean (i) the Shares, (ii) the Warrant Shares, and (iii) any Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities; provided however, that "Registrable Securities" shall not include any securities sold by a person either pursuant to a registration statement or Rule 144.

      "Rule 144" shall mean Rule 144 as promulgated by the SEC under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

      "Securities Act" shall mean the Securities Act of 1933, as amended.

      "SEC" shall mean the Securities and Exchange Commission.

      "Shares" shall mean all shares of Common Stock of the Company issued at the Closing.

      "Thirty-Day Average Trading Price" of the Common Stock on any date shall mean the average of the closing sales prices quoted on the Nasdaq SmallCap Market for the thirty (30) trading days prior to such date.

      "Warrants" shall mean the Class G and Class H Warrants described in
Section 2.01.

      "Warrant Shares" shall mean the shares issuable by the Company upon the exercise of the Warrants.

                                   ARTICLE II
                         PURCHASE AND SALE OF THE SHARES

      2.01 Issuance of the Shares and Warrants.

            (a) Shares and Class G Warrant. Subject to the terms and conditions of this Agreement, at the Closing, the Company agrees to issue and sell to Purchaser, and Purchaser agrees to purchase from the Company for an aggregate purchase price of $3,000,000:

                  (1) a number of shares of Common Stock equal to $3,000,000 divided by the higher of (x) 125% of the Thirty-Day Average Trading Price, and
(y) the Five-Day Average Trading Price, with any fractional share amount rounded to the nearest whole share and with 0.5 shares or more rounded up; and

                  (2) a warrant to purchase 357,143 shares of Common Stock with an initial exercise price equal to the higher of (x) 115% of the Thirty-Day Average Trading Price, and (y) the Five-Day Average Trading Price, in form and substance satisfactory to the parties (the "Class G Warrant").

            (b) Class H Warrant. Subject to the terms and conditions of this Agreement, at the Closing, the Company agrees to issue to Purchaser a warrant to purchase 320,000 shares of Common Stock with an initial exercise price equal to the higher of (x) the Thirty-Day Average Trading Price, and (y) the Five-Day Average Trading Price and a vesting schedule and otherwise in form and substance satisfactory to the parties (the "Class H Warrant").

      2.02 Closing; Delivery of the Shares.

            (a) Closing.

                  (i) The purchase and sale of the Shares and Warrants shall take place at a closing (the "Closing") to be held at the offices of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., 2500 First Union Capitol Center, Raleigh, NC 27601 at 10:00 a.m. Eastern Time on the date of this Agreement, or at such other location, time and date as may be mutually agreed upon by the parties (the "Closing Date"). The Closing shall take place contemporaneously with the execution and delivery of this Agreement and the other Transaction Agreements by the parties thereto.

                  (ii) At the Closing, subject to the terms and conditions contained in this Agreement, in payment of the full purchase price for the Shares and the Warrants, Purchaser shall provide a wire transfer of immediately available funds to the Company in an amount equal to Three Million Dollars ($3,000,000) using the following wire transfer instructions:

                     Bank Name:        First Union National Bank
                                       Roanoke, Virginia (USA)
                     ABA No.:          051400549
                     Beneficiary:      First Clearing Corporation
                     Account No.:
                     To further credit Discovery Laboratories, Inc., Account No.

            (b) Delivery of Shares and Warrants. At the Closing, the Company shall deliver the Class G Warrant and the Class H Warrant, and as soon as reasonably practicable after the Closing the Company shall deliver a stock certificate evidencing the Shares, all issued in the name of Purchaser and dated as of the Closing Date.

                                   ARTICLE III
                              CONDITIONS TO CLOSING

      3.01 Conditions to Purchaser's Obligations at Closing. The obligation of Purchaser to purchase and pay for the Shares and the Warrants at the Closing is subject to each of the following conditions precedent:

            (a) Opinion of Counsel. Dickstein Shapiro Morin & Oshinsky, LLP, counsel to the Company, shall have delivered its legal opinion to Purchaser, in the form acceptable to the parties regarding this Agreement and the transactions contemplated hereby;

            (b) Board Resolutions. Purchaser shall have received at the Closing copies of the resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Agreement and the performance by the Company of all transactions contemplated hereby, certified by an appropriate officer of the Company;

            (c) Officer's Certificate. Purchaser shall have received at the Closing, a certificate, executed by the appropriate officer of the Company and dated as of the Closing Date, together with and certifying (i) the names of the officers of the Company authorized to sign this Agreement together with the true signatures of such officers; (ii) a copy of the certificate of incorporation of the Company, as amended and in effect as of the Closing Date; (iii) a copy of the bylaws of the Company, as amended and in effect as of the Closing Date; (iv) that the representations and warranties contained in Article IV hereof are true and correct as of the Closing Date; and (v) the Company has complied with all the agreements and satisfied all the conditions herein on its part to be performed or satisfied on or prior to the Closing Date;

            (d) Transaction Agreements. Purchaser shall have received at the Closing the Transaction Agreements, duly executed by an authorized officer of the Company; and

            (e) Instruction Letter. The Company shall have transmitted an instruction letter to its stock transfer agent directing it to issue to Purchaser the stock certificate for the Shares, and Purchaser shall have received a copy of such letter.

      3.02 Conditions to Company's Obligations at Closing. The obligation of the Company to issue and sell the Shares and Warrants at the Closing is subject to each of the following additional conditions precedent:

            (a) Transaction Agreements. The Company shall have received at the Closing the Transaction Agreements, duly executed by an authorized officer of Purchaser or its Affiliates, as the case may be.

            (b) Payment. Purchaser shall have delivered Three Million Dollars ($3,000,000) in immediately available funds to Company's specified account in accordance with Section 2.02(a)(ii).

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF COMPANY

      The Company represents and warrants to Purchaser as follows:

      4.01 Corporate Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Company is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect (as defined herein). Except for Acute Therapeutics, Inc., a wholly owned subsidiary of the Company that is presently inactive, the Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement. The Company has all requisite corporate power and authority to carry on its business as now conducted.

      4.02 Authorized Capital Stock.

            (a) As of the Closing Date, 24,753,138 shares of Common Stock and no shares of the Company's preferred stock, par value $.001 per share ("Preferred Stock"), were issued and outstanding. All of the outstanding shares of the Company's capital stock are duly authorized, validly issued, fully paid and nonassessable.

            (b) Except as set forth on Schedule 4.02(b), there are no outstanding subscriptions, options, warrants, rights, calls, contracts, demands, commitments, conversion rights or other agreements or arrangements of any character or nature whatever under which the Company is or may be obligated (x) to issue or sell shares of its Common Stock or Preferred Stock, or (y) to register shares of its Common Stock or Preferred Stock. No holder of any security of the Company is entitled to any preemptive or similar rights to purchase any securities of the Company.

            (c) The Company has reserved a reasonably adequate number of authorized but unissued shares of Common Stock for issuance upon exercise of the Warrants and such shares shall remain so reserved (subject to reduction from time to time for Common Stock issued upon the exercise of the Warrants), as long as the Warrants are exercisable.

      4.03 Issuance, Sale and Delivery of the Securities. The Shares, the Warrants and the Warrant Shares, when issued and paid for pursuant to the terms of this Agreement or the exercise provisions of the Warrants, as the case may be, will be duly and validly authorized, issued and outstanding, fully paid, nonassessable and free and clear of all pledges, liens, encumbrances and restrictions (other than restrictions arising under federal or state securities or "blue sky" laws). The issuance of the Shares, the Warrants and the Warrant Shares by the Company pursuant to this Agreement (hereinafter such securities are sometimes collectively referred to as the "Securities") are not subject to any preemptive or other similar rights. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Securities to be sold by the Company as contemplated herein. Assuming the accuracy of the representations and warranties of Purchaser contained in Article V, the issuance of the Shares, the Warrants and the Warrant Shares as contemplated by this Agreement is exempt from the registration provisions of the Securities Act.

      4.04 Due Execution, Delivery and Performance of the Agreements. The Company has full legal right, corporate power and authority to enter into the Transaction Agreements and to perform the transactions contemplated under the Transaction Agreements. The Transaction Agreements have been duly authorized, executed and delivered by the Company. The making and performance of the Transaction Agreements by the Company and the consummation of the transactions contemplated therein will not violate any provision of the organizational documents of the Company, and will not result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company pursuant to the terms or provisions of, or will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company is a party or by which the Company or its properties may be bound or affected and in each case which would have a material adverse effect on the financial condition, properties, business or results of operations of the Company (a "Material Adverse Effect") or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body, applicable to the Company or any of its properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body, or any other party, is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement. The Transaction Agreements constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally and as to limitations on the enforcement of the remedy of specific performance and other equitable remedies.

      4.05 Financial Statements and Reports. Prior to the execution hereof, the Company has made available to Purchaser true and complete copies of the Company's most recently filed Form 10-KSB and the Proxy Statement filed in connection with the Company's most recent annual meeting of stockholders and all Forms 10-QSB and 8-K filed by the Company with the SEC after

January 1, 2001, in each case without exhibits thereto (the "SEC Reports"). As of their respective filing dates, the SEC Reports were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Reports. The SEC Reports, when read as a whole, do not contain any untrue statements of a material fact and do not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Company included in the SEC Reports have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present, in all material respects, the financial position of the Company as at the dates thereof and the results of its operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and any other adjustments described in such financial statements. The Company has filed with the SEC on a timely basis, or received a valid extension of such time of filing, all forms, reports and documents required to be filed by it under the Exchange Act.

      4.06 No Defaults. Except as to defaults, violations and breaches which individually or in the aggregate would not have a Material Adverse Effect on the Company, the Company is not in violation or default of any provision of its certificate of incorporation or bylaws, or other organizational documents, or in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound; and there does not exist any state of fact which, with notice or lapse of time or both, would constitute an event of default or default on the part of the Company as defined in such documents, except such defaults which individually or in the aggregate would not have a Material Adverse Effect on the Company.

      4.07 Contracts. (a) The contracts and agreements of the Company described in the SEC Reports, including without limitation the Company's licenses and options for licenses, are in full force and effect on the date hereof; and the Company is not, nor to the Company's knowledge is any other party, in breach of or default under any of such contracts or agreements which would have a Material Adverse Effect on the Company. All such contracts and agreements constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally and as to limitations on the enforcement of the remedy of specific performance and other equitable remedies.

            (b) Without limiting the generality of Section 4.07(a), the Company makes the representations and warranties in this Section 4.07(b) regarding the Sublicense Agreement dated October 28, 1996 (the "Sublicense") among Johnson & Johnson and Ortho Pharmaceutical Corporation, as licensors (collectively, "Licensor"), and Acute Therapeutics, Inc., as licensee, as follows:

                  (i) Company is the successor to Acute Therapeutics, Inc. under the Sublicense.

                  (ii) The Sublicense is in full force and effect, and the Company is not, nor to the Company's knowledge is the Licensor, in breach or default under the Sublicense in any material respect or in any manner that would permit a party to terminate the Sublicense. To the Company's knowledge, no event or condition exists or has occurred which would permit a party to terminate the Sublicense. The Sublicense is a valid and binding agreement, enforceable in accordance with its terms.

                  (iii) To the Company's knowledge, after reasonable investigation and inquiry, (x) the representations and warranties of the Licensor under Section 12 of the Sublicense are true and correct and (y) the Scripps Agreement (as defined in the Sublicense) is in full force and effect.

                  (iv) The Company has received a valid and binding extension of the deadline for the filing of the NDA referred to in Section 6 of the Sublicense until October 28, 2002. The Company has achieved all milestones required to be achieved under the Sublicense by the dates required thereunder, taking into account any valid and binding extensions obtained by the Company.

      4.08 No Actions. There are no legal or governmental actions, suits, proceedings or investigations pending or, to the Company's knowledge, threatened to which the Company is or may be a party or of which property owned or leased by the Company is or may be the subject, or related to environmental or discrimination matters, which actions, suits, proceedings or investigations, individually or in the aggregate, might prevent or might reasonably be expected to have a material adverse affect the transactions contemplated by this Agreement or result in a material adverse change in the financial condition, properties, business, or results of operations of the Company (a "Material Adverse Change"); and no labor disturbance by the employees of the Company exists or is imminent, to the Company's knowledge, which might reasonably be expected to have a Material Adverse Effect. The Company is not a party to or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body administrative agency or other governmental body.

      4.09 Properties. The Company has good and marketable title to all the properties and assets reflected as owned by it in the SEC Reports, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such SEC Reports, or (ii) those which are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company. The Company holds its leased properties under valid and binding leases. The Company owns, leases or licenses all such properties necessary for the conduct of its business (as described in the SEC Reports).

      4.10 No Material Change. Other than the private placement of shares of Common Stock on October 1, 2001, since September 30, 2001, (i) the Company has not incurred any material liabilities or obligations, indirect, or contingent, or entered into any material verbal or written agreement or other transaction which is not in the ordinary course of business or which could reasonably be expected to result in a material reduction in the future earnings of the Company; (ii) the Company has not sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity not covered by insurance; (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and the Company is not in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock of the Company, other than options issued pursuant to employee equity incentive plans or purchase plans approved by the Company's Board of Directors, or indebtedness material to the Company; and (v) except for the operating losses and negative cash flow the Company has continued to incur, there has not been any Material Adverse Change.

      4.11 Intellectual Property. (a) The Company owns or has obtained valid rights to use the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights and trade secrets necessary for the conduct of the Company's business (as described in the SEC Reports) (collectively, the "Intellectual Property"); and (b) to the Company's knowledge:
(i) there are no third parties who have any ownership rights to any Intellectual Property that is owned by, or has been licensed to, the Company for the product indications described in the SEC Reports that would preclude the Company from conducting its business (as described in the SEC Reports), except for the ownership rights of the owners of the Intellectual Property licensed or optioned by the Company; (ii) there are currently no sales of any products that would constitute an infringement by third parties of any Intellectual Property owned, licensed or optioned by the Company; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the rights of the Company in or to any Intellectual Property owned, licensed or optioned by the Company; (iv) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property owned, licensed or optioned by the Company; (v) there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary right of others; and (vi) the Company is not subject to any judgment, order, writ, injunction or decree of any court or any Federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, and the Company has not entered into or is a party to any contract which restricts or impairs the use of any such Intellectual Property in a manner which would have a Material Adverse Effect on the Company.

      4.12 Compliance. The Company has been and is in compliance in all material respects with all applicable laws, rules, regulations and orders, in respect of the conduct of its business and the ownership of its properties, including without limitation with respect to the FFDCA, environmental issues, and taxes and other governmental charges.

      4.13 Taxes. The Company has filed all federal, state, local and foreign income and other tax returns required to be filed by it and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been or might be asserted or threatened against it.

      4.14 Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold to the Purchaser hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

      4.15 Registration and Listing of Stock. The Company's Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the Nasdaq SmallCap Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the Nasdaq SmallCap Market, nor has the Company received any notification that the SEC or the National Association of Securities Dealers, Inc. (the "NASD") is contemplating terminating such registration or listing.

      4.16 No Manipulation of Stock. The Company has not taken any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the transactions contemplated hereby.

      4.17 Investment Company. The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

      4.18 No Solicitation. The Company has not in the past nor will it hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Shares, as contemplated by this Agreement, within the provisions of Section 5 of the Securities Act, unless such offer, issuance or sale was or shall be within the exemptions of Section 4 (or other appropriate exemption) of the Securities Act.

      4.19 Insurance. The Company maintains insurance with sound and reputable insurance companies of the types and in the amounts that the Company reasonably believes is adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against all risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

      4.20 No Integration. Neither the Company nor any of its Affiliates nor any person acting on the Company's behalf has, directly or indirectly, at any time within the past six (6) months made any offer or sale of any security or solicitation of any offer to buy any security under circumstances, that in the opinion of the Company's counsel, concurred by the Purchaser's counsel, would eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale of the Securities as contemplated hereby.

      4.21 No Implied Representations. All of the Company's representations and warranties are contained in this Agreement, and no other representations or warranties by the Company shall be implied.

                                    ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

      Purchaser represents and warrants to Company as follows:

      5.01 Corporate Status. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina. Purchaser has all requisite corporate power and authority to carry on its business as now conducted.

      5.02 Due Execution, Delivery and Performance of Agreement. Purchaser and its Affiliates have full legal right, corporate power and authority to enter into the Transaction Agreements and to perform the transactions contemplated thereunder. This Agreement has been duly authorized, executed and delivered by Purchaser. This Agreement constitutes the valid and binding obligation of Purchaser enforceable in accordance with its terms.

      5.03 Investment. Purchaser is acquiring the Securities for Purchaser's own account, and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act. Purchaser acknowledges receiving and reviewing the SEC Reports. Purchaser is aware of the Company's business affairs and financial condition has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the business affairs and financial condition of the Company and (ii) the opportunity to request such additional information which the Company possesses or can acquire without unreasonable effort or expense and has had access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities to be purchased hereunder. Purchaser, either by reason of its own business or financial experience or the business or financial experience of its professional advisors (who are unaffiliated with and who are not compensated by the Company or any affiliate, finder or selling agent of the Company, directly or indirectly), has such business and financial experience as is required to give it the capacity to utilize the information received, to evaluate the risks involved in purchasing such securities, to make an informed decision about purchasing the Securities and to protect its own interests in connection with the purchase of the Securities and is able to bear the risks of an investment in the Securities. Purchaser is able to bear the economic risk of holding the Securities for an indefinite period of time and can afford a complete loss of its investment. Purchaser is not itself a "broker" or a "dealer" as defined in the Exchange Act and is not an "affiliate" of the Company as defined in Rule 405 promulgated under the Securities Act.

      5.04 Accredited Investor. Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

      5.05 Shares and Warrants Not Registered. Purchaser understands that the Securities are not registered under the Securities Act or registered or qualified under any state securities or "blue sky" laws in reliance on specific exemptions therefrom. Purchaser acknowledges and agrees that (i) it shall not directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the

Securities, except in compliance with the Securities Act and State securities or "blue sky" laws and the rules and regulations promulgated thereunder and with this Agreement, and (ii) neither the Shares, the Warrants nor the Warrant Shares may be resold or otherwise transferred except in a transaction registered under the Securities Act or unless an exemption from such registration is available. Purchaser understands that until the Shares and the Warrant Shares have been registered for resale by the Purchaser in compliance with applicable securities laws, the certificates evidencing the Shares, the Warrants and the Warrant Shares will be imprinted with a legend (in accordance with Section 5.06) that prohibits the transfer of the Shares, the Warrants and the Warrant Shares unless
(a) such transaction is registered or such registration is not required or (b) if the transfer is pursuant to an exemption from registration, upon the reasonable request of the Company, an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that the transaction is not required to be registered or is so exempt.

      5.06 Legend. To the extent applicable, each certificate evidencing the Shares and the Warrant Shares, shall be endorsed with the legend substantially in the form set forth below:

            "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES OR "BLUE-SKY" LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER SUCH ACT OR UNDER SUCH LAWS, OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION, AND ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE COMMON STOCK AND WARRANT PURCHASE AGREEMENT DATED DECEMBER 10, 2001, BETWEEN DISCOVERY LABORATORIES, INC. AND PHARMABIO DEVELOPMENT INC., A COPY OF WHICH IS AVAILABLE UPON WRITTEN REQUEST OF THE CORPORATE SECRETARY OF DISCOVERY LABORATORIES, INC."

                                   ARTICLE VI
                               SUBSCRIPTION RIGHT

      6.01 Subscription Right.

            (a) If at any time after the date hereof until the date on which there shall no longer remain outstanding at least 25% of the Shares (computed on an as converted to Common Stock basis) purchased by Purchaser under this Agreement, the Company proposes to issue equity securities of the Company of any kind, the primary purpose of which is to raise equity capital (the term "equity securities" shall include for these purposes any warrants, options or other rights to acquire equity securities and debt securities convertible into equity securities), other than (x) to the public in an underwritten offering pursuant to a registration statement filed under the Securities Act, (y) issued in connection with bona fide acquisitions, mergers, joint ventures, collaborative arrangements, strategic alliances or similar transactions, the terms of which are approved by the Company's Board of Directors, or (z) pursuant to any stock option, stock purchase or similar plan or arrangement for the benefit of the employees of the Company or its subsidiaries, adopted by the Board of Directors, then, the Company shall:

                  (i) give written notice to Purchaser (no less than fifteen
      (15) Business Days prior to the closing of such issuance) setting forth in reasonable detail (A) the designation and all of the terms and provisions of the securities proposed to be issued (the "Proposed Securities"), including, where applicable, the voting powers, preferences and relative participating, optional or other special rights, and the qualification, limitations or restrictions thereof; (B) the price and other terms of the proposed sale of such securities; (C) the amount of such securities proposed to be issued; and (D) such other information as Purchaser may reasonably request in order to evaluate the proposed issuance; and

                  (ii) offer to issue and sell to Purchaser, on such terms as the Proposed Securities are issued, upon full payment by Purchaser, a portion of the Proposed Securities equal to a percentage determined by dividing (A) the number of shares of Common Stock then held by Purchaser (computed on an as converted to Common Stock basis but excluding any Warrant Shares attributable to the Class H Warrant that are unvested as of the date thereof), by (B) the total number of shares of Common Stock then outstanding, including for purposes of this calculation all shares of Common Stock issuable upon conversion or exercise in full of any convertible or exercisable securities (other than employee stock options) then outstanding (including shares of Common Stock issuable upon conversion of convertible securities or issuable upon exercise of outstanding warrants).

            (b) Purchaser must exercise its purchase rights hereunder within ten
      (10) Business Days after receipt of such notice from the Company. The closing of the exercise of such subscription right shall take place simultaneously with the closing of the sale of the Proposed Securities giving rise to such subscription right.

            (c) Upon the expiration of the ten (10) Business Day offering period described above, the Company will be free to sell such Proposed Securities that Purchaser has not elected to purchase during the ninety (90) days following such expiration on financial and economic terms and conditions no more favorable to the purchasers thereof than those offered to Purchaser. Any Proposed Securities offered or sold by the Company after such ninety (90) day period must be reoffered to Purchaser pursuant to this Section 6.01.

            (d) The election by Purchaser not to exercise its subscription rights under this Section 6.01 in any one instance shall not affect its subscription rights as to any subsequent proposed issuance.

            (e) Any sale of such securities by the Company without first giving Purchaser the rights described in this Section 6.01 shall be void and of no force and effect.

                                   ARTICLE VII
                               REGISTRATION RIGHTS

      7.01 Required Registration.

            (a) At any time following one hundred eighty (180) days after the date of this Agreement, the holders of Registrable Securities who hold and propose to sell Registrable Securities with an aggregate value of at least $500,000 shall have the right to require the Company to register under the Securities Act on Form S-3 or other comparable or successor form such shares by delivering written notice thereof to the Company. All such registrations shall be non-underwritten. For so long as the Company may be obligated to effect a registration statement pursuant to this Section 7.01, the Company shall use its reasonable best efforts to be and remain eligible to use Form S-3 or other appropriate comparable or successor form under the Securities Act.

            (b) The Company shall be obligated to register Registrable Securities pursuant to this Section 7.01 on not more than one occasion during any twelve-month rolling period, or on more than two occasions in the aggregate; provided, however, that such obligation shall be deemed satisfied only when a registration statement covering all shares of Registrable Securities requested to be included in such registration statement by the holders thereof, for sale in accordance with the method of disposition specified by the requesting holders, shall have become effective or if the holders participating in the registration withdraw from the registration; provided, further, that if such registration statement has become effective but the contemplated public offering is withdrawn prior to the completion thereof, or if holders participating in the registration withdraw, causing the requirements of this Section not to be met, because of material adverse developments affecting the Company that were not known to the participating holders prior to such effectiveness, then such registration shall not count as one of the registrations hereunder.

            (c) The Company shall be entitled to include in any registration statement referred to in this Section 7.01, for sale in accordance with the method of disposition specified by requesting holders, shares of Common Stock to be sold by the Company for its own account or for the account of other security holders of the Company, but only to the extent that such inclusion will not adversely affect the offering for the account of the holders of Registrable Securities.

      7.02 Incidental Registration. If the Company at any time (other than pursuant to Section 7.01) proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public, or which relate to employee benefit plans or with respect to corporate reorganizations or other transactions subject to Rule 145 of the Securities Act), each such time it will give written notice to all holders of outstanding Registrable Securities of its intention so to do. Upon the written request of any such holder, received by the Company within thirty (30) days after the giving of any such notice by the Company, to register any of its Registrable Securities, the Company will use its best efforts to cause such Registrable Securities to be included in the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition of such Registrable Securities so registered. In the event that any registration pursuant to this Section 7.02 shall be an underwritten public offering of Common Stock, the number of shares of Registrable Securities to be included in such an underwriting may be limited if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein, and, in such case, the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner: The securities of the Company held by officers, directors and other stockholders of the Company, other than securities held by holders ("Demand Holders") who have contractual rights (existing prior to the date of this Agreement) to participate in or demand such registration, shall be excluded from such registration and underwriting to the extent required by such limitation, and, if a limitation on the number of shares is still required, the number of shares that may be included in the registration and underwriting by each of the holders Registrable Securities and Demanding Holders shall be reduced, on a pro rata basis (based on the number of shares held by such holders of Registrable Securities and Demanding Holders), by such minimum number of shares as is necessary to comply with such limitation.

      7.03 Registration Procedures. If and whenever the Company is required by the provisions of Section 7.01 or 7.02 to effect the registration of any Registrable Securities under the Securities Act, the Company will, as expeditiously as reasonably possible:

            (a) prepare and file with the SEC a registration statement with respect to such securities as soon as reasonably practicable after delivery of the applicable notice, and in any event within thirty (30) days thereof, and use its reasonable best efforts to cause such registration statement to become effective within ninety (90) days after delivery of such notice and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided); provided, however, that that Company's obligation to file a registration statement, or cause such registration statement to become and remain effective, shall be suspended for a period not to exceed ninety (90) days in any twelve-month period if in the reasonable judgment of the Company's Board of Directors it would be detrimental to the Company to effect a registration at such time;

            (b) prepare and file with the SEC such amendments and supplements to such registration statement and the related prospectus as may be necessary to keep such registration statement effective for the period specified in paragraph
(a) above and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period; provided, however, the holders hereby acknowledge that the Company may notify the holders of the suspension of the use of the prospectus forming a part of the registration statement until such time as an amendment to such registration statement has been filed by the Company and declared effective by the SEC or until the Company has otherwise amended or supplemented such prospectus, and upon receipt of such notice the holders shall suspend the use of the prospectus and shall not offer or sell any securities pursuant to said prospectus during the period commencing at the time at which the Company gives the holders notice of the suspension of the use of said prospectus and ending at the time the Company gives the holders notice that holders may thereafter effect sales pursuant to said prospectus. Notwithstanding anything herein to the contrary, the Company (i) shall not suspend use of the registration statement by holders unless such suspension is in the good faith opinion of the Company and its counsel advisable under the federal securities laws and the rules and regulations promulgated thereunder; and (ii) shall use its best efforts to amend to such registration statement or amend or supplement such prospectus as soon as practicable to again permit sales pursuant to said prospectus;

            (c) furnish to each seller of Registrable Securities and to each underwriter, if applicable, such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such registration statement;

            (d) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the sellers of Registrable Securities or, in the case of an underwritten public offering, the managing underwriter reasonably shall request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

            (e) immediately notify each seller of Registrable Securities and each underwriter, if applicable, under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

            (f) if the offering is underwritten and at the request of any seller of Registrable Securities, use its best efforts to furnish on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such seller, in form and substance as is customarily given in an underwritten public offering; and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such seller, in form and substance as is customarily given in an underwritten public offering.

For purposes of Section 7.03(a) and (b), the period of distribution of Registrable Securities in any registration shall be deemed to extend until the earlier of the sale of all Registrable Securities covered thereby and one hundred twenty (120) days after the effective date thereof.

      7.04 Expenses. All expenses incurred by the Company in complying with Sections 7.01, 7.02 and 7.03, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the NASD, transfer taxes, fees of transfer agents and registrars and the reasonable fees and disbursements of one counsel for the sellers of Registrable Securities (not to exceed $25,000 in the aggregate), but excluding any Selling Expenses, are called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Registrable Securities are called "Selling Expenses". The Company will pay all Registration Expenses in connection with each registration statement under
Section 7.01 or 7.02. All Selling Expenses in connection with each such registration statement shall be borne by the participating sellers on a pro rata basis based on the number of Registrable Securities included in such registration statement.

      7.05 Indemnification and Contribution.

            (a) In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to Section 7.01 or 7.02, to the extent permitted by applicable law, the Company will indemnify and hold harmless each seller of such Registrable Securities thereunder, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such seller or underwriter within the meaning of Section 5 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act or other applicable Federal or State securities or "blue sky" laws, to the extent that such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable, to any such indemnitee if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an (i) untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of such indemnitee in writing specifically for use in such registration statement or prospectus or (ii) such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary or earlier effective prospectus and corrected in a final or amended prospectus, and such holder of Registrable Securities failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the buyer of such Registrable Securities; provided, further, that the indemnity agreement contained in this Section 7.05(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, provided that such consent shall not be required if the settlement shall include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

            (b) In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to Section 7.01 or 7.02, to the extent permitted by applicable law, each seller of such Registrable Securities thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of
Section 15 of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or other applicable Federal or State securities or "blue sky" laws, to the extent that such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities was registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by or on behalf of such seller specifically for use in such registration statement or prospectus, and provided, further, that the indemnity agreement contained in this Section 7.05(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such seller, which consent shall not be unreasonably withheld, provided that such consent shall not be required if the settlement shall include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation; provided, further, that the liability of each seller hereunder shall be limited to the net proceeds received for the account of such seller from the sale of Registrable Securities covered by such registration statement.

            (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 7.05 and shall only relieve it from any liability which it may have to such indemnified party under this Section 7.05 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 7.05 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred; provided, further, that the Company shall not have any reimbursement obligation for the expenses and fees of more than one such separate counsel for all indemnitees.

            (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Registrable Securities exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 7.05 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 7.05 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 6; then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other, as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

      7.06 Changes in Common Stock. If, and as often as, there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

      7.07 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC that may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

            (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

            (b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

            (c) furnish to each holder of Registrable Securities forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such holder to sell any Registrable Securities without registration.

      7.08 Future Registration Rights. The Company shall not, except with the consent of the holders of a majority of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to include such securities in any registration filed pursuant to Section 7.01 or 7.02 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion thereof will not reduce the amount of Registrable Securities that is included.

      7.09 Certain Holder Obligations. (a) As a condition to the inclusion of its Registrable Securities in a registration effected pursuant to Section 7.01 or 7.02, the holders will promptly provide the Company with such information as the Company shall reasonably request in order to prepare the applicable registration statement for such registration, including, but not limited to, information regarding the holders, the securities of the Company owned beneficially or of record by the holders, the distribution proposed by the holders, a customary selling securityholders questionnaire and, upon the Company's request, the holders shall provide such information in writing and signed by the holders and stated to be specifically for inclusion in the applicable registrations. In the event that the distribution of the Common Stock covered by the applicable registration statement shall be effected pursuant to an underwritten offering as contemplated by Section 7.02, the inclusion of the Registrable Securities shall be conditioned on the holders' execution and delivery of a customary underwriting agreement with terms and conditions reasonably satisfactory to the Company with respect thereto.

            (b) The holders shall not take any action with respect to any distribution deemed to be made pursuant to any registration statement pursuant to Section 7.01 or 7.02, which would constitute a violation of Regulation M under the Exchange Act.

            (c) If, at the end of any period during which the Company is obligated to keep a registration statement pursuant to Section 7.01 or 7.02 effective, the holders have Registrable Securities which were included in such registration statement, the holders shall discontinue sales of such securities pursuant to the registration statement and prospectus upon receipt of notice from the Company of its intention to remove from registration the shares covered by registration statement which remain unsold (as permitted under the provisions of this Article VII, and the holders shall notify the Company of the number of shares registered which remain unsold promptly upon receipt of such notice from the Company.

            (d) The holders shall have no right to take any action to restrain, enjoin or otherwise delay any registration as a result of any controversy that may arise with respect to the interpretation or implementation of the terms of this Article VII.

      7.10 Termination of Registration Rights.The obligations of the Company to register shares of Registrable Securities under Section 7.01 or 7.02 for a holder of Registrable Securities shall terminate on the earlier to occur of (i) the date on which such holder can, in the reasonable opinion of counsel to the Company, sell all shares of its Registrable Securities in a three-month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act.

      7.11 Listing. The Company shall use its best efforts to list, and keep authorized for listing, the Registrable Securities on the Nasdaq SmallCap Market, the Nasdaq National Market or any national securities exchange on which the Common Stock is traded.

                                  ARTICLE VIII
                              ADDITIONAL AGREEMENTS

      8.01 Short Sales, etc. Purchaser represents and agrees that, during the period from October 3, 2001 through the date of this Agreement, Purchaser and its Affiliates did not and, from the date hereof until the first anniversary of the date of this Agreement, Purchaser will not, and shall cause its Affiliates not to, execute or effect or cause to be executed or effected any "short sale" (as defined in Rule 3b-3 of the Exchange Act) of Common Stock or any hedging transaction in which the other party to such transaction is reasonably likely to engage in such a short sale as a direct result of such transaction.

      8.02 Restriction on Purchase of Common Stock. Until the expiration or termination of the Commercialization Agreement, Purchaser will not, and shall cause its Affiliates not to, purchase or become the beneficial owner of any shares of Common Stock which results in Purchaser and its Affiliates beneficially owning more than nineteen percent (19%) of the issued and outstanding shares of Common Stock; provided, however that (a) nothing in this Section shall prevent Purchaser and its Affiliates from acquiring Common Stock contemplated by the Transaction Agreements and (b) Purchaser shall not be deemed to violate this Section as a result of any reorganization, recapitalization, stock repurchase, stock combination or other similar transaction effected by the Company with respect to the Common Stock if Purchaser and its

Affiliates beneficially owned less than 19% of the issued and outstanding shares of Common Stock before giving effect to such transaction.

      8.03 Restrictions on Sale of Shares.

            (a) Until [***] after the date of this Agreement, Purchaser will not sell or otherwise transfer the Shares.

            (b) If, at any time prior to the first anniversary of the date of this Agreement, Purchaser proposes to sell Shares constituting [***] or more of the outstanding shares of Common Stock, then Purchaser shall first offer to sell such Shares of the Company, and the parties agree to negotiate in good faith to reach an agreement on the purchase price and other terms of the sale of such Shares to the Company. If the parties are not able to reach such an agreement within ten (10) Business Days, then Purchaser shall be free to proceed with such sale to a third party so long as it complies with any other applicable terms of this Agreement.

            (c) Until the expiration or termination of the Commercialization Agreement, Purchaser will not knowingly sell the Shares to a person or entity which actively sells, distributes, markets, develops, or produces a pharmaceutical product which directly competes with the Product (as defined in the Investment and Commission Agreement) for any of the indications contemplated by the Transaction Agreements on the date hereof. In any event, this subsection
(c) shall not prevent Purchaser from selling the Shares in open-market transactions.

            (d) The restrictions under this Section shall not be applicable to any transfers of the Shares to any Affiliate of Quintiles Transnational Corp., so long as such Affiliate agrees in an enforceable written instrument to be bound by all the terms and conditions of this Agreement as if it were Purchaser and a party hereto, which instrument shall be delivered a reasonably practicable time prior to such sale or transfer.

      8.04 Voting Agreement. Until the earlier of (i) such time that Purchaser beneficially owns less than [***] of the issued and outstanding shares of Common Stock of the Company, and (ii) the completion of the Company's annual meeting of shareholders for the calendar year [***], at each annual meeting of the shareholders of the Company or in connection with any other meeting or action by written consent in lieu of a meeting of the shareholders of the Company, Purchaser shall vote or act with respect to all shares of Common Stock beneficially owned by it (x) in favor of all persons nominated by the then current Board of Directors of the Company for election to the Board of Directors of the Company and (y) in accordance with the recommendations of the Board of Directors with respect to any other issue; provided, that this clause (y) shall not apply to any issue that is directly related to the matters which are subject to the Transaction Agreements or to any Change of Control (as defined in the Loan Agreement). The voting agreement contained in this Section 8.04 is irrevocable to the extent permitted by applicable law and is coupled with an interest. Until the earlier of (i) such time that Purchaser

Information marked by [***] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Securities and Exchange Commission.

beneficially owns less than [***] of the issued and outstanding shares of Common Stock of the Company, and (ii) [***] years after the date of this Agreement, at and in relation to each annual meeting of the shareholders of the Company or in connection with any other meeting or action by written consent in lieu of a meeting of shareholders of the Company, Purchaser will not actively oppose any items referred to in clauses (x) and (y) above.

      8.05 Continuation of Certain Restrictions. If at any time prior to the [***] anniversary of the date of this Agreement, Purchaser transfers Shares in accordance with the provisions of this Agreement, Purchaser shall not effect such transfer unless the transferee agrees in an enforceable written instrument to be bound by the terms and conditions of Sections 8.01, 8.03(c), and 8.04; provided, however, that (i) such transferee shall not be bound to any greater extent as to duration of time or otherwise than Purchaser is bound under such Sections on the date of this Agreement and (ii) this Section 8.05 shall not apply to any transfer by Purchaser to a transferee that will own one percent or less of the Company's outstanding shares of Common Stock after giving effect to such transfer.

      8.06 Termination of Restrictions. Upon the occurrence of an Event of Default under the Loan Agreement or the termination of the Investment and Commission Agreement by Purchaser in accordance with its terms, all of the provisions of this Article VIII shall immediately terminate and have no further force or effect.

                                   ARTICLE IX
                                  MISCELLANEOUS

      9.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by Purchaser, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      9.02 Notices. All notices and other communications provided for hereunder shall be in writing, shall specifically refer to this Agreement, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be deemed to have been sufficiently given for all purposes if (a) mailed by first class certified or registered mail, postage prepaid, (b) sent by nationally recognized overnight courier for next Business Day delivery, (c) personally delivered, or
(d) made by telecopy or facsimile transmission with confirmed receipt.

Information marked by [***] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Securities and Exchange Commission.

         If to Company:    Discovery Laboratories, Inc.
                           350 South Main Street, Suite 307
                           Doylestown, PA 18901-4874
                           Attn: President
                           Facsimile: (215) 340-3940

         with a copy to:   Roberts, Sheridan & Kotel
                           The New York Practice of
                           Dickstein Shapiro's Corporate & Finance Group
                           1177 Avenue of the Americas, 41st Floor
                           New York, NY 10036-2714
                           Attn: Ira L. Kotel
                           Facsimile: (212) 997-9880

         If to Purchaser:  PharmaBio Development Inc.
                           4709 Creekstone Drive
                           Suite 200 Riverbirch Bldg.
                           Durham, NC 27703
                           Attn: President
                           Facsimile:  (919) 998-2090

         with a copy to:   Smith, Anderson, Blount, Dorsett
                            Mitchell & Jernigan, L.L.P.
                           2500 First Union Capitol Center
                           Raleigh, NC 27601
                           Attn: Christopher B. Capel
                           Facsimile: (919) 821-6800

      9.03 No Waiver; Remedies. No failure on the part of Purchaser to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      9.04 Attorneys' Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expense of appeals.

      9.05 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Company and Purchaser and their respective successors and assigns, provided that neither the Company nor Purchaser may assign or transfer any or all of its rights or obligations under this Agreement without the prior written consent of the other party and any attempted assignment without such consent shall be null and void; provided, however, that Purchaser may at any time assign or transfer any of its rights or obligations under this Agreement to an Affiliate.

      9.06 Severability. To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      9.07 Entire Agreement. This Agreement and the other Transaction Agreements embody the entire agreement and understanding between the parties hereto with respect to the subject matter thereof and supersede all prior oral or written agreements and understandings relating to the subject matter thereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in the Transaction Agreements shall affect, or be used to interpret, change or restrict, the express terms and provisions of the Transaction Agreements.

      9.08 Further Action. Each party shall, without further consideration, take such further action and execute and deliver such further documents as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement.

      9.09 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument. This Agreement may be executed and delivered by telecopy or facsimile transmission and any execution by such means shall be deemed an original.

      9.10 Survival. The representations, warranties, covenants and agreements made herein by the Company and Purchaser shall survive the Closing.

      9.11 Publicity. Except as otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange or automated quotation system, each party shall, and shall cause its respective Affiliates to, not, issue any press release or make any other public statement relating to, connected with or arising out of this Agreement or the matters contained herein without the other parties' prior written approval of the contents and the manner of presentation and publication thereof (which approval shall not be unreasonably withheld or delayed).

      9.12 Governing Law. This Agreement, including, without limitation, the interpretation, performance, enforcement, breach or termination thereof and any remedies relating thereto, shall be governed by and construed in accordance with the laws of the State of Delaware, United States of America, as applied to agreements executed and performed entirely in the State of Delaware, without regard to conflicts of law rules.

      9.13 Internal Review. In the event that a dispute, difference, claim, action, demand, request, investigation, controversy, threat, discovery request or request for testimony or information or other question arises pertaining to any matters which arise under, out of, in connection with, or in relation to this Agreement (a "Dispute") and either party so requests in writing, prior to the initiation of any formal legal action, the Dispute will be submitted to the JCC (as defined in the Commercialization Agreement), which will use its good faith efforts to resolve the Dispute within ten (10) days. If the JCC is unable to resolve the Dispute in such period, the JCC will refer the Dispute to the Chief Executive Officers of the Company and Purchaser. For all Disputes referred to the Chief Executive Officers, the Chief Executive Officers shall use their good faith efforts to meet at least two times in person and to resolve the Dispute within ten (10) days after such referral.

      9.14 Arbitration. (a) If the parties are unable to resolve any Dispute under Section 9.13, then either party may require the matter to be settled by final and binding arbitration by sending written notice of such election to the other party clearly marked "Arbitration Demand". Thereupon such Dispute shall be arbitrated in accordance with the terms and conditions of this Section 9.14. Notwithstanding the foregoing, either party may apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction, or other equitable relief to preserve the status quo or prevent irreparable harm.

      (b) The arbitration panel will be composed of three arbitrators, one of whom will be chosen by the Company, one by Purchaser, and the third by the two so chosen. If both or either of the Company or Purchaser fails to choose an arbitrator or arbitrators within 14 days after receiving notice of commencement of arbitration, or if the two arbitrators fail to choose a third arbitrator within 14 days after their appointment, the American Arbitration Association shall, upon the request of both or either of the parties to the arbitration, appoint the arbitrator or arbitrators required to complete the panel. The arbitrators shall have reasonable experience in the matter under dispute. The decision of the arbitrators shall be final and binding on the parties, and specific performance giving effect to the decision of the arbitrators may be ordered by any court of competent jurisdiction.

      (c) Nothing contained herein shall operate to prevent either party from asserting counterclaim(s) in any arbitration commenced in accordance with this agreement, and any such party need not comply with the procedural provisions of this Section 9.14 in order to assert such counterclaim(s).

      (d) The arbitration shall be filed with the office of the American Arbitration Association ("AAA") located in Wilmington, Delaware or such other AAA office as the parties may agree upon (without any obligation to so agree). The arbitration shall be conducted pursuant to the Commercial Arbitration Rules of AAA as in effect at the time of the arbitration hearing, such arbitration to be completed in a sixty (60) day period. In addition, the following rules and procedures shall apply to the arbitration:

      (e) The arbitrators shall have the sole authority to decide whether or not any Dispute between the parties is arbitrable and whether the party presenting the issues to be arbitrated has satisfied the conditions precedent to such party's right to commence arbitration as required by this Section 9.14.

      (f) The decision of the arbitrators, which shall be in writing and state the findings the facts and conclusions of law upon which the decision is based, shall be final and binding upon the parties, who shall forthwith comply after receipt thereof. Judgment upon the award rendered by the arbitrator may be entered by any competent court. Each party submits itself to the jurisdiction of any such court, but only for the entry and enforcement to judgment with respect to the decision of the arbitrators hereunder.

      (g) The arbitrators shall have the power to grant all legal and equitable remedies (including, without limitation, specific performance) and award compensatory damages provided by applicable law, but shall not have the power or authority to award punitive damages. No party shall seek punitive damages in relation to any matter under, arising out of, or in connection with or relating to this Agreement in any other forum.

      (h) The parties shall bear their own costs in preparing for and participating in the resolution of any Dispute pursuant to this Section 9.14, and the costs of the arbitrator(s) shall be equally divided between the parties; provided, however, that each party shall bear the costs incurred in connection with any Dispute brought by such party that the arbitrators determine to have been brought in bad faith.

      (i) Except as provided in the last sentence of Section 9.14(a), the provisions of this Section 9.14 shall be a complete defense to any suit, action or proceeding instituted in any federal, state or local court or before any administrative tribunal with respect to any Dispute arising with regard to this Agreement. Any party commencing a lawsuit in violation of this Section 9.14 shall pay the costs of the other party, including, without limitation, reasonable attorney's fees and defense costs.

      9.15 HSR Filings. Purchaser acknowledges and agrees that if any of the transactions contemplated by this Agreement or any other Transaction Agreement shall require compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), and the antitrust, competition, foreign investment or similar laws of any foreign countries or supranational commissions or boards that require pre-merger notifications or filings by either the Company or Purchaser, neither party shall have breached in any material respect its obligations under this Agreement if the closing of any such transaction is delayed to allow the parties to comply with any such laws, rules and regulations, and any waiting periods required thereunder, including, but not limited to compliance with any "Second Requests" as provided for, and defined in, the HSR Act.

                            [signature page follows]

         [Signature Page to Common Stock and Warrant Purchase Agreement]

      IN WITNESS WHEREOF, Company and Purchaser have caused this Common Stock and Warrant Purchase Agreement to be executed in their names by their duly authorized officers or representatives effective as of the date first above written.

                                      DISCOVERY LABORATORIES, INC.

                                      By: /s/ David L. Lopez
                                          --------------------------------------
                                              David L. Lopez
                                              Vice President and General Counsel


                                      PHARMABIO DEVELOPMENT INC.

                                      By: /s/ Thomas C. Perkins
                                          --------------------------------------
                                              Thomas C. Perkins
                                              Vice President and General Counsel

                                                                SCHEDULE 4.02(B)


                                      -29-